EXHIBIT 10.2

AMENDMENT NUMBER FOUR

TO THE

AMSOUTH BANCORPORATION

SUPPLEMENTAL THRIFT PLAN

Regions Financial Corporation (the “Company”), acting through its Benefits Management Committee, hereby amends the AmSouth Bancorporation Supplemental Thrift Plan (the “Plan”) as follows:

1. Effective January 1, 2007, by amending Section 4.1(a) to add as the second and third paragraphs thereof the following:

Effective January 1, 2007, with regard to “performance-based Compensation” as defined in the immediately following paragraph, a Participant may execute a supplemental bonus reduction agreement on a form prescribed by the Plan Administrator to elect to reduce his or her performance-based Compensation for the Plan Year by a whole percentage that does not exceed eighty percent (80%). Such supplemental bonus reduction agreement must be executed on or before the date that is six months before the end of the performance period, and the Participant must have performed services continually from the later of (i) the beginning of the performance period, or (ii) the date the performance criteria are established through the date an election is made in accordance with this paragraph.

“Performance-based Compensation” is Compensation the amount of which, or the entitlement to which, is contingent on the satisfaction of pre-established organizational or individual performance criteria (i.e., established in writing by not later than 90 days after the commencement of the period of service to which the criteria relates, provided that the outcome is substantially uncertain at the time the criteria are established) relating to a performance period of at least 12 consecutive months. Performance-based Compensation will not include any amount or portion of any amount that will be paid either (i) regardless of performance, or (ii) based upon a level of performance that is substantially certain to be met at the time the criteria are established. The determination of “performance-based Compensation” shall be made in accordance with Code Section 409A and the regulations thereunder.

2. All of the other terms, provisions and conditions of the Plan not herein amended shall remain in full force and effect.

IN WITNESS WHEREOF, Regions Financial Corporation, acting through its Benefits Management Committee, has caused this Amendment Number Four to be executed on this 16th day of July, 2007, effective as provided hereinabove.

REGIONS FINANCIAL CORPORATION

By:	/S/ DAVID B. EDMONDS
David B. Edmonds
Senior Executive Vice President